[Sun Life Solutions] Individual Variable Annuity Application

Sun Life Assurance Company of Canada (U.S.)

[Annuity Service Center, 112 Worcester Street, Wellesley Hills, MA 02481 • 800-752-7216]

1 | Withdrawal Charge Period
This section must be completed. If this section is left blank the default withdrawal charge will be [9-year.]	Please select one:
[ 9-year 7-year 5-year]

2 | Owner Information
Owner
This section must be completed.	First Name	Middle Initial	Last Name
or
Non-natural owner (if applicable)

Social Security number/TIN	Date of birth (mm/dd/yyyy)	Male Female
Address 1 (number, street, apartment or suite)
Address 2
Mailing Address (if different)
City	State	Zip
E-mail	Phone
Co-Owner (if any)
If you’re applying for a Living Benefit with joint life coverage, the co-owner, if any, must be your spouse.	First Name	Middle Initial	Last Name
	Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Address (number, street, apartment or suite)
	City		State	Zip
	Relationship to owner		Phone

3 | Annuitant Information
Annuitant (if different from owner)
If this section is left blank, the owner, if a natural owner, will be named the annuitant, and the co-owner, if any, will be named the co-annuitant.	First Name	Middle Initial	Last Name
	Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Address (number, street, apartment or suite)
	City		State	Zip
Co-Annuitant (if different from co-owner)
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Address (number, street, apartment or suite)
City		State	Zip

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4 | Plan Selection
Please select one:
This section must be completed.	Non-qualified
	IRA	Roth IRA	SEP IRA
Other qualified plan (please specify)
Trustee

5 | Initial payment information
Payment type:
This section must be completed. Your initial payment must be a minimum of $10,000, for nonqualified plans, and $5,000 for qualified plans.	Check	$	Make payable to Sun Life Assurance Company of Canada (U.S.) and include the owner’s name on the check.
	Wire	$
	Transfer/Exchange	$

6 | Living Benefit
A living benefit can be chosen only at the time of application, is available for an additional cost, may be subject to age availability, and may be subject to investment restrictions.

Living Benefit:
If you do not select single or joint life coverage, the default will be single.	[ Sun Income VisionSM (SIV) Single Life Joint life]

7 | Death Benefits
Death benefits can be chosen only at the time of application, may be available for an additional cost, may be subject to age availability, and may be subject to investment restrictions.

Death Benefits: (Please select one):
This section must be completed.
[ _Contract Value—If you’ve selected no living benefit you do not need to adhere to the investment restrictions in Section 4, Part III.
Return of Purchase Payment (ROP)
Highest Anniversary Value (HAV)]

8 | Beneficiary Information
If you name primary beneficiaries, the total must add up to 100%. If you name contingent beneficiaries, the total must add up to 100%. If you do not elect a percentage the 100% will be divided equally among the specified beneficiaries for both primary and contingent beneficiaries.

  Primary beneficiary
Contingent beneficiary
If you selected a Living Benefit with joint life coverage, the sole primary beneficiary must be your spouse. If the owner is a custodian, and you selected joint life, the sole contingent beneficiary must be your spouse.
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner			%
Primary beneficiary Contingent beneficiary
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner			%

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[Sun Life Solutions Individual Variable Annuity Application]

8 | Beneficiary Information (continued)

Primary beneficiary Contingent beneficiary
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner			%
Primary beneficiary Contingent beneficiary
First Name	Middle Initial	Last Name
Social Security number		Date of birth (mm/dd/yyyy)	Male Female
Relationship to owner			%
If you have additional primary beneficiaries, please list them on a separate sheet of paper. Please provide the information above and make sure to date and sign.

9 | Contract Replacements

For contracts signed in a NAIC/Form A State:
This section must be completed.
Are there any existing life insurance policies or annuity contracts in force and/or pending on the owner(s) with any company including Sun Life Assurance Company of Canada (U.S.) and its affiliates?
Yes— Please complete an “Important Notice: Replacement of Life Insurance or Annuities
(Form A),” available on our website at [www.sunlifesales.com] and listed under your state.
No

For contracts signed in all other states:
Will the proposed contract replace an existing life insurance policy or annuity contract?

  Yes— Please complete your state’s Replacement Form, available on our website at [www.sunlifesales.com] and listed under your state. Also complete the table below by listing each existing policy or contract you are replacing.

Company insurer	Insured name	Contract number

(Attach a sheet listing additional policies and/or contracts, if necessary.)

No, this is not a replacement.

10 | Notes

Please do not include any exchange or transfer information here, as it will not be processed. Include annuity income date here.

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11 | Customer Acceptance

This section must be completed.
Important information about procedures for applying for a contract
[Customer identification notice: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who makes an application. This means we will ask for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.
_I have read the above customer identification notice. I understand that the identity information being provided by me is required by federal law to be collected in order to verify my identity and I authorize its use for this purpose.]
• _I acknowledge that the statements and my answers in the application are the basis for any contract issued by the company and that no information about me will be considered to have been given to Sun Life Assurance Company of Canada (U.S.) unless it is stated in the application.
• _I acknowledge that a sales representative does not have Sun Life Assurance Company of Canada (U.S.)’s authorization to accept risk, pass on insurability, or make, void, waive, or change any conditions or provisions of the application, contract or receipt, as applicable.
• _I acknowledge that Sun Life Assurance Company of Canada (U.S.) will have no liability until a contract is issued on this application and delivered to and accepted by the owner and the first premium due is paid in full while each proposed owner and annuitant is alive.
• I acknowledge receipt of current product prospectus.
All payments and values provided by the Contract that are based on the variable account assets are not guaranteed and will decrease or increase with investment experience.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
I hereby represent that my answers to the questions on this application are true and complete to the best of my knowledge and belief.

Sign here	Signature of owner
	Signed at (city/state)	Date signed (mm/dd/yyyy)
Sign here	Signature of co-owner
	Signed at (city/state)	Date signed (mm/dd/yyyy)

12 | Registered Representative Information

Broker/dealer information (please print)
This section must be completed.	Broker/dealer name	Broker/dealer account number
	Branch office address	Phone
	City	State	Zip
	Producer Team Name	Team ID

Representative information (please print)
Allocations must be whole numbers and total 100%.

Primary representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Representative name	Last 4 digits of SSN	%
Total 100%

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[Sun Life Solutions Individual Variable Annuity Application]

12 | Registered Representative Information (continued)

Commission option (please select one):

[ Option A	Option B	Option C]

Contract replacements
For contracts signed in a NAIC/Form A State:

Are there any existing life insurance policies or annuity contracts in force and/or pending on the owner(s) with any company including Sun Life Assurance Company of Canada (U.S.) and its affiliates?

   Yes— Please complete an “Important Notice: Replacement of Life Insurance or Annuities (Form A),” available on our website at [www.sunlifesales.com] and listed under your state.

  _No

For contracts signed in all other states:

To your knowledge is there, or may there be, a replacement involved in the purchase of this contract?

   Yes— Please complete the state’s Replacement Form, available on our website at [www.sunlifesales.com] and listed under your state.

  _No, this is not a replacement.

[Anti-money laundering customer identify information
I have reviewed the owner’s identity document presented and recorded the following information from it:

Applicant name		Date of Birth (mm/dd/yyyy)
Address (number. street, apartment or suite)
City	State	Zip
Type of ID document—Individual	ID number	Expiration date (mm/dd/yyyy)
Type of ID document—Corporate or other non-natural person (a government issued document showing the existence of the entity, e.g. a certificate of good standing or equivalent)
Date of incorporation or trust	Issue date of ID document	State of issue

I certify that I have completed all applicable mandatory state annuity training courses prior to soliciting this application. I have also completed the annuity product training provided by Sun Life for this product, and remain duly licensed to sell annuity contracts.

Sign here	Primary representative signature

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[Sun Life Solutions Individual Variable Annuity] Customizing your annuity

To be completed with all applications	Sun Life Assurance Company of Canada (U.S.) [Annuity Service Center, 112 Worcester Street, Wellesley Hills, MA 02481 • 800-752-7216]

1 | Owner information
Information about the Owner
This section must be completed.	Owner name
Social Security number

2 | Dollar Cost Averaging (DCA) Program
With our Dollar Cost Averaging Program, you have the option to allocate all or a portion of your initial payment to be automatically invested at regular intervals in the Investment Options you select in Section 4.

Please designate the percentage of your initial payment, if any, that you would like invested using our Dollar Cost Averaging Program. If a DCA frequency is selected below and the DCA percentage is left blank we will default to 100%.

Percentage DCA	DCA Frequency
%	[ 6 month—6 monthly payments
(up to 100% is allowed)	12 month—12 monthly payments
12 month—4 quarterly payments]

All future payments and transfer amounts will be allocated into the DCA Program option using the percentage indicated above unless otherwise indicated at time of payment.

3 | Investment Options

This section must be completed.
All future payments will be allocated to the portfolio selection you choose here unless you have selected our DCA Program or you instruct us otherwise.
You have three choices for investing into your annuity. You can either invest your entire payment in the [100% Allocation Option], or in the [Asset Allocation Program] or you can [build your own portfolio] and allocate your payment to different investment options that you select.
I. [100% Allocation Option]
If you would like to invest in the [100% Allocation Option], select from the investment options below. You must allocate a whole percentage for each investment option you select. The total must equal 100%.

Allocation	Investment option
%	[AllianceBernstein Dynamic Asset Allocation Portfolio (AAA BS)
%	MFS® Global Tactical Allocation Portfolio (GT2 14)
%	PIMCO Global Multi-Asset Portfolio (6TT 7J)
%	SCSM Ibbotson Balanced Fund (7XX 3G)
%	SCSM Ibbotson Conservative Fund (6XX 3F)]
%	Total (must equal 100%)

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3 | Investment Options (continued)

II. [Asset Allocation Program
Blended Model]

Check the box above if you would like to select the [Blended Model.] 100% of your payment will be allocated to this option

Do not complete this option if you chose the [100% Allocation Option] or the [Asset Allocation Program.]
III. [Build your own portfolio]
Create your portfolio by selecting investment options from the categories below [(you can select a maximum of [18] investment options).] You must allocate a whole percentage for each investment option you select. The grand total for all your allocations must add up to 100%.
•  If you selected the [Sun Income Vision] living benefit, or [Return of Purchase Payment] or [Highest Anniversary Value] death benefits please adhere to the allocation limits in [Build your own portfolio.]
•  If you selected no living benefit and the [Contract Value] death benefit you do not have to adhere to the allocation limits in Build your own portfolio.

[Fixed Income] [(30%–100%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [30% and 100%.]	Allocation	Investment option
	%	[MFS® Bond Portfolio (MF7 27)
	%	MFS® Government Securities Portfolio (MFK 77)
	%	SCSM BlackRock Inflation Protected Bond Fund (5XX 3E)
	%	SCSM Goldman Sachs Short Duration Fund (S15 Y5)
	%	SCSM PIMCO Total Return Fund (4XX 3D)
	%	Sun Capital Investment Grade Bond Fund® (IGB E5)
	%	Sun Capital Money Market Fund® (CMM F7)
	%	Wells Fargo Advantage VT Total Return Bond Fund (AAL CA)]
	%	[Total (30%–100%)]

[Asset Allocation or Balanced] [ (0%–70%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 70%.]	Allocation	Investment option
	%	[AllianceBernstein Balanced Wealth Strategy Portfolio (AVB 1A)
	%	BlackRock Global Allocation V.I. Fund (9XX 3I)
	%	Fidelity® VIP Balanced Portfolio (FVB M7)
	%	Fidelity® VIP Freedom 2015 Portfolio (F15 H6)
	%	Fidelity® VIP Freedom 2020 Portfolio (F20 H7)
%		Franklin Income Securities Fund (ISC K1)
%		Invesco Van Kampen V.I. Equity and Income Fund (VKU 5A)
%		MFS® Total Return Portfolio (MFJ 06)
%		SCSM Ibbotson Growth Fund (8XX 3H)]
%		[Total (0%–70%)]

[Specialty] [(0%–10%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 10%.]	Allocation	Investment option
	%	[Franklin Strategic Income Securities Fund (SIC K2)
	%	Lazard Retirement Emerging Markets Equity Portfolio (LRE 9A)
	%	MFS® Emerging Markets Portfolio (EM1 21)
	%	PIMCO CommodityRealReturn™ Strategy Portfolio (PCR H2)
	%	PIMCO Emerging Markets Bond Portfolio (PMB C6)
%		SCSM PIMCO High Yield Fund (SI4 Y4)
%		Sun Capital Global Real Estate Fund (SRE E4)]
%		[Total (0%–10%)]

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[Sun Life Solutions Individual Variable Annuity]
Customizing your annuity

3 | Investment Options (continued)

[Core Equity] [(0%–70%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 70%.]	Allocation	Investment option
	%	[Invesco Van Kampen V.I. Comstock Fund (VLC K3)
	%	Lord Abbett Series Fund Fundamental Equity Portfolio (LAV E3)
	%	MFS® Core Equity Portfolio (RG1 25)
	%	MFS® Utilities Portfolio (MFE 73)
	%	MFS® Value Portfolio (MV1 29)
	%	Mutual Shares Securities Fund (FMS A4)
	%	SCSM BlackRock Large Cap Index Fund (SSA E6)
	%	SCSM Davis Venture Value Fund (SVV K4)
	%	SCSM Goldman Sachs Mid Cap Value Fund (S13 Y3)
	%	SCSM Lord Abbett Growth and Income Fund (S12 Y2)]
	%	[Total (0%–70%)]

[Growth Equity] [(0%–70%)]
If you selected [SIV, ROP, or HAV,] your allocations in this category must total between [0% and 70%.]	Allocation	Investment option
	%	[AllianceBernstein International Growth Fund (AN4 16)
	%	Columbia Variable Portfolio—Marsico 21st Century Fund (MCC N1)
	%	Columbia Variable Portfolio—Marsico Growth Fund (CMG N2)
	%	Columbia Variable Portfolio—Marsico International Opportunities Fund (NMI F3)
	%	Fidelity® VIP Contrafund® Portfolio (FL1 34)
	%	Fidelity® VIP Mid Cap Portfolio (FVM M6)
	%	First Eagle Overseas Variable Fund (SG1 C7)
	%	Franklin Small Cap Value Securities Fund (FVS A5)
	%	Invesco Van Kampen V.I. Mid Cap Value Fund (VKC 7A)
	%	Lord Abbett Series Fund Growth Opportunities Portfolio (LA9 B2)
	%	MFS® International Growth Portfolio (IG1 19)
	%	MFS® International Value Portfolio (MI1 09)
	%	MFS® Research International Portfolio (RI1 35)
	%	Morgan Stanley UIF Mid Cap Growth Portfolio (VKM 6A)
	%	Oppenheimer Capital Appreciation Fund/VA (OCA A9)
	%	Oppenheimer Global Securities Fund/VA (OGG E1)
	%	SCSM AllianceBernstein International Value Fund (3XX 3C)
	%	SCSM BlackRock International Index Fund (SBI ZA)
	%	SCSM BlackRock Small Cap Index Fund (VSC K5)
	%	SCSM Columbia Small Cap Value Fund (2XX 6M)
	%	SCSM Invesco Small Cap Growth Fund (1XX 6L)
	%	SCSM WMC Blue Chip Mid Cap Fund (S16 Y6)
	%	SCSM WMC Large Cap Growth Fund (LGF J2)
	%	Templeton Growth Securities Fund (FTG C1)]
	%	[Total (0%–70%)]

100%	Grand total of all categories in build your own portfolio must equal 100%.

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4 | Portfolio Rebalancing

If you selected a Living Benefit, your portfolio will be rebalanced automatically on a quarterly basis.

If you have not selected a Living Benefit, and would like portfolio rebalancing, please select your frequency below.

Quarterly	Semi-annually	Annually

5 | Other Options

If you’d like to participate in our Bank Draft program, please visit our website at [www.sunlifesales.com] for a complete list of forms.

6 | Customer Transfer Authorization

This section must be completed.
By checking “Yes” below, and to the extent permitted by the Distributor Firm of record on this contract, I/we hereby authorize the registered representative(s)/agent(s) of record on this contract, and any registered representative(s)/agent(s) of record servicing this account in the future, and his/her/their designees, to initiate by a means acceptable to Sun Life Assurance Company of Canada (U.S.) (hereinafter referred to as “the Company”) transfers among available sub-accounts, fixed guarantee periods and changes to investment allocations in this contract. I/we further understand and agree that the Company may terminate this authorization in its discretion at any time without prior notice, but in the absence of such termination, this authorization will remain in effect, unless the Company receives at its administrative office, in a form acceptable to the Company, notice from me/us, that such authority has been revoked, or acceptable proof of an Owner’s death.
If no option is selected, no authorization is granted.

Authorization to transfer funds on Custodian accounts is governed by your Firm’s Custodian Agreement regardless of option checked above.

7 | Customer Signature

This section must be completed.
By signing below, you authorize Sun Life Assurance Company of Canada (U.S.) to allocate your purchase payment to the investment options indicated on this form. You understand that your participation in any program selected will continue until we receive a written, signed request to cancel your participation. Your request should be sent to the address at the top of page 1.

Sign here	Signature of owner
	Signed at (city/state)	Date signed (mm/dd/yyyy)
Sign here	Signature of co-owner
	Signed at (city/state)	Date signed (mm/dd/yyyy)

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